UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference in response to this Item 1.01.

Item 5.02  Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

(b)(c)  On April 28, 2006, the Board of Directors of ADESA, Inc. (the “Company”) appointed A.R. Sales, a current member of the Company’s Board of Directors, to serve as the Company’s President and Chief Operating Officer, effective May 1, 2006. Mr. Sales succeeds David Gartzke as President of the Company and Mr. Gartzke will remain the Chairman of the Board and the Chief Executive Officer of the Company.

Mr. Sales will remain on the Company’s Board of Directors. Mr. Sales will no longer:

•                  meet the NYSE’s definition of “independence”;

•                  serve on the Audit Committee of the Board of Directors or as one of the Company’s “audit committee financial experts”;

•                  serve on the Corporate Governance and Nominating Committee of the Board of Directors; or

•                  be entitled to receive the compensation payable to non-employee directors of the Company.

On May 1, 2006, the Company entered into a Severance Agreement with Mr. Sales in connection with his appointment as the Company’s President and Chief Operating Officer. The term of the Severance Agreement expires December 31, 2010. Pursuant to the terms of the Severance Agreement, in the event that (i) Mr. Sales is terminated by the Company without cause (as defined in the Severance Agreement); or (ii) Mr. Sales terminates his employment with good reason (as defined in the Severance Agreement), Mr. Sales will be entitled to the following, subject to certain exceptions, provided that David Gartzke is no longer the Chief Executive Officer of the Company:

•                  a payment equal to two times Mr. Sales’ base salary and bonus compensation in effect at the time of termination of employment; and

•                  continuation of health insurance benefits following the termination of employment until Mr. Sales reaches the age of 65.

Pursuant to the terms of the Severance Agreement, in the event that Mr. Sales is terminated by the Company without cause, Mr. Sales will be entitled to the following, subject to certain exceptions:

•                  all of Mr. Sales’ outstanding stock options and restricted stock units previously awarded will vest immediately upon the date of termination, subject to the satisfactory achievement of the performance goals set for Mr. Sales prior to the termination date; and

•                  continuation of health insurance benefits following the termination of employment until Mr. Sales reaches the age of 65.

Pursuant to the terms of the Severance Agreement, in the event that Mr. Sales terminates his employment without good reason and Mr. Sales is between the age of 62 and 65 on the termination date, Mr. Sales will be entitled to the continuation of health insurance benefits following the termination of employment until Mr. Sales reaches the age of 65.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement which is filed with this Form 8-K as Exhibit 10.1 and incorporated into this Item 5.02.

Mr. Sales, 57, has most recently been Managing Director of Odyssey Corporate Finance, LLC, a corporate finance and strategy consulting firm. From 2002 to 2003, he was Chief Operating Officer of Best Access Systems, Inc. He retired in 2001 from his position as President of Roll Coater, Inc. and Senior Vice President at ArvinMeritor, Inc., a global parts supplier to the automotive industry. From 1987 to 1990, he was Vice President and Treasurer of The Upjohn Company. He has a Bachelor’s Degree and an MBA in Finance from Indiana University.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Severance Agreement, dated May 1, 2006, between Angel R. Sales and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 4, 2006	ADESA, INC.

/s/ George J. Lawrence
George J. Lawrence
Executive Vice President,
General Counsel and Secretary